Exhibit 10.31

ACE LIMITED

DESCRIPTION OF EXECUTIVE OFFICER CASH COMPENSATION

FOR 2008

Set forth below are the 2008 annual base salaries of the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers in 2008 who were executive officers as of December 31, 2008

Evan G. Greenberg, President and Chief Executive Officer

$1,200,000

Philip V. Bancroft, Chief Financial Officer

$670,000

Robert Cusumano, General Counsel and Secretary

$515,000

Brian E. Dowd, Chief Executive Officer Insurance-North American

$700,000

John Keogh, Chief Executive Officer ACE Overseas General

$675,000

In addition to the above, these officers receive an annual bonus for 2008 that is determined in the first quarter of 2009 and perquisites and other personal benefits that may include housing allowances, personal use of the Company aircraft, relocation expenses, club memberships, private drivers, financial planning, car allowance or Company leased vehicle, home security, personal apartment costs and long service awards, tax gross ups and contributions to retirement plans. The annual base salaries for 2009 for these officers is determined in the first quarter of 2009.